Exhibit 10.4

Third Amendment to Lease

THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is made as of May 1, 2019 (the "Effective Date"), by and between, Rickman Firstfield Associates, a Maryland general partnership ("Landlord"), and Oriole Toxicology Services LLC, an Indiana limited liability company ("Tenant").

RECITALS

A.           Landlord, as landlord, and Avanza Development Services, LLC, a Delaware limited liability company ("Prior Tenant"), as tenant, are parties to that certain Lease Agreement dated as of December 30, 2009 ("Original Lease"), as amended by that certain First Amendment to Lease by and between Landlord and Prior Tenant dated December 30, 2012 ("First Amendment"), as further amended by that certain Second Amendment to Lease by and between Landlord and Prior Tenant dated June 11, 2015 ("Second Amendment").

B.           Prior Tenant assigned its interest as tenant under the Lease to Tenant pursuant to that certain Assignment and Assumption of Lease by and between Prior Tenant and Tenant dated on or about the date hereof ("Lease Assignment" and collectively with the Original Lease, the First Amendment, and the Second Amendment, the "Lease").

C.           Landlord and Tenant desire to amend the Lease on the terms set forth in this Third Amendment.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, do hereby amend the Lease as follows:

1.           Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. Unless the context clearly indicates otherwise, all references to the "Lease" in the Lease and in this Third Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.

2.           Minimum Rent. Notwithstanding anything to the contrary contained in the Lease, Tenant shall, commencing on May 1, 2019, be obligated to pay in the manner specified in the Lease, minimum rent for the Premises in the following amounts:

Lease Year	Monthly	(Annual) Rent
May 1, 2019 – April 30, 2020	$51,718.88	$(620,626.56)
May 1, 2020 - April 30, 2021	$53,270.45	$(639,245.35)
May 1, 2021 - April 30, 2022	$54,868.56	$(658,422.71)
May 1, 2022 - April 30, 2023	$56,514.66	$(678,175.39)
May 1, 2023 - April 30, 2024	$58,210.05	$(698,520.65)
May 1, 2024 – December 31, 2024	$59,956.36	$(719,476.26)

*not full year

Oriole Toxicology Services LLC	Third Amendment to Lease
15 Firstfield Road
Gaithersburg, Maryland	Page 1 of 6

3.           Minimum Payment. Notwithstanding the Minimum Rent in Section 2 of this Third Amendment, in an effort to maintain the viability of Tenant's business as it operates in the Premises, Landlord is willing to accept lower Minimum Rent payments and to defer the remaining owed amount to a later time when Tenant sales increase. Accordingly, notwithstanding anything to the contrary contained in the Lease, Tenant may, commencing on May 1, 2019, pay in the manner specified in the Lease, minimum payment for the Premises in the following amounts or five percent (5%) of sales, whichever is greater:

Period	Annual Minimum Payment	Monthly Installment of Minimum Payment
May 1, 2019 – April 30, 2020	$400,000.00	$33,333.34
May 1, 2020 – April 30, 2021	$500,000.00	$41,666.67
May 1, 2021 – April 30, 2022	$600,000.00	$50,000.00
May 1, 2022 – April 30, 2023	$700,000.00	$58,333.33
May 1, 2023 – April 30, 2024	$800,000.00	$66,666.67
May 1, 2024 – December 30, 2024	Remaining Balance Owed

4.           Option to Purchase. Section 5 of the First Lease Amendment is hereby deleted in its entirety. In lieu of the Purchase Option set forth in Section 5 of the First Lease Amendment, Tenant shall have the option to purchase the Premises as set forth in this Section 3.

Landlord hereby grants to Tenant the sole and exclusive right and option (the "Purchase Option") to purchase the Premises on the terms set forth in this Section 3 and in Exhibit B attached to the First Lease Amendment. Tenant shall have the right to exercise its Purchase Option at any time by delivering written notice to Landlord of such exercise (the "Option Notice"). If Tenant exercises the Purchase Option, then Tenant shall pay at Closing (as defined in Exhibit B to the First Lease Amendment) an amount equal to the Purchase Price (as defined below).

The "Purchase Price" shall mean the amount set forth in the table below, which amount shall be determined based on the date that the Option Notice is given:

Date of Option Notice	Purchase Price
On or before April 30, 2020	$5,800,000.00
May 1, 2020 to April 30, 2021	$5,800,000.00
May 1, 2021 to April 30, 2022	$5,800,000.00
May 1, 2022 to April 30, 2023	$5,800,000.00
May 1, 2023 to April 30, 2024	$5,800,000.00
May 1, 2024 or later	$5,800,000.00 with three percent (3%) increases for each May 1 – April 30 period after April 30, 2025

If Tenant exercises the Purchase Option and the Closing is not scheduled to occur within the term of the Lease, Tenant shall continue to be bound by the terms and conditions of the Lease until the Closing Date (as defined in Exhibit B of the First Lease Amendment). Landlord is precluded from marketing for sale and/or selling the Premises during the period commencing on the Effective Date of this Third Amendment and expiring on the third anniversary of the day immediately preceding the Effective Date of this Third Amendment.

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15 Firstfield Road
Gaithersburg, Maryland	Page 2 of 6

5.           Guaranty. Concurrently with the execution of this Third Amendment by Tenant, and as a condition to Landlord's obligations and as a material inducement to Landlord executing this Third Amendment, Bioanalytical Systems, Inc., an Indiana corporation (the "Guarantor"), shall execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit A (the "BASI Guaranty"), guaranteeing the performance of Tenant's obligations under the Lease as set forth in the BASI Guaranty.

6.           Full Force and Effect. Except as expressly supplemented, amended or modified by this Third Amendment, the Lease shall continue in full force and effect. Landlord and Tenant do hereby ratify and affirm the terms, covenants, conditions, and obligations of the Lease, except as otherwise set forth herein. In the event of any conflict between any provision of the Lease and any provision of this Third Amendment, the provision of this Third Amendment shall prevail.

7.           Binding Effect. This Third Amendment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

8.           Counterparts. This Third Amendment may be executed in multiple counterparts, each of which may be deemed an original and all of which, when taken together, shall constitute one instrument.

[Signatures Follow]

Oriole Toxicology Services LLC	Third Amendment to Lease
15 Firstfield Road
Gaithersburg, Maryland	Page 3 of 6

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date set forth above.

WITNESS:	Landlord:

Rickman Firstfield Associates
a Maryland general partnership

/s/ Brandon Rickman	By:	/s/ William M. Rickman
Name: Brandon Rickman	Name:	William M. Rickman
	Title:	Managing General Partner

WITNESS:	Tenant:

Oriole Toxicology Services LLC,
an Indiana limited liability company

/s/ Julie A. Spencer	By:	/s/ Robert Leasure, Jr.
Name:	Name:	Robert Leasure, Jr.
	Title:	President

Oriole Toxicology Services LLC	Third Amendment to Lease
15 Firstfield Road
Gaithersburg, Maryland	Page 4 of 6

Exhibit A

Guaranty

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, commencing on the Effective Date of the Third Amendment to Lease (as defined below), Bioanalytical Systems, Inc., an Indiana corporation ("Guarantor"), hereby guarantees all the obligations of Oriole Toxicology Services LLC, an Indiana limited liability company ("Tenant"), under that certain Lease Agreement dated as of December 30, 2009 ("Original Lease") by and between Rickman Firstfield Associates ("Landlord"), as landlord, and Avanza Development Services, LLC, a Delaware limited liability company ("Prior Tenant"), as amended by that certain First Amendment to Lease by and between Landlord and Prior Tenant dated December 30, 2012 ("First Amendment"), as further amended by that certain Second Amendment to Lease by and between Landlord and Prior Tenant dated June 11, 2015 ("Second Amendment"), as Prior Tenant's interest was assigned to Tenant pursuant to that certain Assignment and Assumption of Lease dated on or about the date hereof ("Lease Assignment"), as further amended by that certain Third Amendment to Lease by and between Landlord and Tenant ("Third Amendment", and collectively with the Original Lease, the First Amendment and the Second Amendment, the "Lease"), for the period of time commencing on the Effective Date of the Third Amendment and expiring on the third anniversary of the date immediately preceding the Effective Date of the Third Amendment.

Guarantor further waives presentment, demand, protest, notice of protest, and notice of dishonor, or any other default under said Lease. Guarantor agrees that no extension of time, whether one or more, nor any other indulgences, granted by Landlord to Tenant, or to the Guarantor. and no omission or delay on Landlord's part, in exercising any right against or in taking any action to collect from or pursue Landlord's remedies against Tenant or Guarantor, will release, discharge, or modify the duties of the Guarantor. Guarantor agrees that Landlord. without notice to or further consent from Guarantor, release any collateral, security now held or hereafter acquired, and no such action will release, discharge or modify the duties of the Guarantor hereunder

Guarantor further agrees that Landlord will not be required to pursue or exhaust any of its rights or remedies with respect to any collateral, security, or other guarantees, or take any action of any sort, prior to demanding payment from or pursuing its remedies against the Guarantor.

Notwithstanding anything to the contrary in this Guaranty, Guarantor's liability hereunder shall be limited to the sum of: (i) the Minimum Rent due under the Lease to Landlord at the time Tenant becomes in default thereunder, and (ii) Minimum Rent for a period of twelve (12) months immediately following the moment Tenant becomes in default under the Lease (collectively, the "Guaranty Cap"). For the avoidance of doubt, Landlord shall have no claim against Guarantor for any amounts due under the Lease in excess of the Guaranty Cap.

The rights of the holder of this agreement or instrument to receive payment are subject and subordinate to the final payment of all obligations of Oriole Toxicology Services LLC and Bioanalytical Systems, Inc. to First Internet Bank of Indiana, or its successors or assigns, pursuant to the terms of a Subordination Agreement, dated as of May 1, 2019, by and among Bioanalytical Systems, Inc., Oriole Toxicology Services LLC, Smithers Avanza Toxicology Services LLC, and First Internet Bank of Indiana.

Oriole Toxicology Services LLC	Third Amendment to Lease
15 Firstfield Road
Gaithersburg, Maryland	Page 5 of 6

GUARANTOR:

Bioanalytical Systems, Inc.

By:	/s/ Robert Leasure, Jr.
Robert Leasure, Jr., President and Chief Executive Officer

Oriole Toxicology Services LLC	Third Amendment to Lease
15 Firstfield Road
Gaithersburg, Maryland	Page 6 of 6